Exhibit 1.1

T-MOBILE US, INC.

66,150,000 Shares of Common Stock

Underwriting Agreement

November 14, 2013

Morgan Stanley & Co. LLC

As Representative of the several

Underwriters listed

in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

T-Mobile US, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 66,150,000 shares of Common Stock, par value $0.00001 per share, of the Company (the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 6,615,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-192178), including a prospectus, relating to the Shares. Such registration statement, which became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement (the “Base Prospectus”) plus the preliminary prospectus supplement, dated November 11, 2013, to the Base Prospectus relating to the Shares at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus plus the final prospectus supplement that includes the Rule 430 Information in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 6:00 p.m. on November 14, 2013 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2. Purchase of the Shares by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $ 24.56250.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Except in the case of Option Shares to be delivered on the Closing Date, any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter; provided that (i) such offers and sales are made on the basis of the representations, warranties and agreements of the Underwriters and otherwise in accordance with the provisions of this Agreement as if such affiliates were named as an Underwriter hereunder and (ii) such Underwriter shall be responsible for any actions of its affiliates.

(c) Payment for and delivery of the Underwritten Shares will be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York City time, on November 20, 2013 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment and delivery for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

(d) Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes imposed on the sale of the Shares by the Company to the Underwriters pursuant to this Agreement duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (the “Offering”) (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction pursuant to this Agreement. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof and at the Closing Date and the Additional Closing Date, as the case may be (or such other date as is expressly stated herein) that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and at the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the

Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus conformed in all material respects with the applicable requirements of the Securities Act at the time of its use, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and at the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement conformed and will conform in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed or will conform, as the case may be, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company and the Subsidiaries (as defined below) included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt, taken as a whole, of the Company or any Subsidiary, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any Subsidiary on any class of capital stock, or any material adverse change, in or affecting the business, assets, management, financial position, results of operations or properties of the Company and any Subsidiary taken as a whole; (ii) neither the Company nor any Subsidiary has entered into any transaction or agreement that is material to the Company and any Subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and any Subsidiary taken as a whole; and (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Organization and Good Standing. Each of the Company and the Subsidiaries (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to own, lease and operate its respective properties and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of the Company and the Subsidiaries taken as a whole, (B) the long-term debt or capital stock of the Company or any Subsidiary, (C) the marketability of the Shares or (D) the validity of this Agreement or the Shares (any such effect being a “Material Adverse Effect”).

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization.” The subsidiaries listed in Schedule 2 hereto (collectively, the “Subsidiaries” and each individually, a “Subsidiary”) are the only “subsidiaries” of the Company as of the date hereof and the Closing Date (within the meaning of Rule 405 under the Securities Act). Except for the Subsidiaries or as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not hold a material ownership or other material interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, except (1) for any such security interests, claims, liens, limitations on voting rights or encumbrances as (a) described in the Registration Statement, the Time of Sale Information and the Prospectus or (b) would be immaterial to the business, assets, financial condition, results of operations or properties of the Company and the Subsidiaries taken as a whole, or (2) any restrictions on transfer under applicable federal or state securities laws.

(i) Preemptive and Other Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in the Company or the Subsidiaries (any “Relevant Security”). All of the issued and outstanding shares of capital stock of the Company and the Subsidiaries are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security of the Company or any Subsidiary.

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii)

each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange ( “NYSE”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k) Due Authorization. The Company has the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(l) The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n) No Violation or Default. The Company is not (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien upon, any property or assets of the Company pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (iii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Conflicts; No Consents Required. None of (i) the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby or (ii) the sale of the Shares by the Company pursuant to this Agreement violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets is or may be bound or (C) assuming the representations and warranties of the Underwriters herein are true and correct, any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (x) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and (y) (in the case of clauses (B) and (C) above) as would not reasonably be expected to have a Material Adverse Effect.

(p) Legal and Administrative Authorizations. Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any Subsidiary, would reasonably be expected to result in the revocation of, or imposition of a burdensome restriction on, any Consent, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(q) Legal Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending, domestic or foreign, to which the Company or any Subsidiary is a party or of which the business, property, operations or assets of the Company or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject or to which the business, property, operations or assets of the Company or any Subsidiary is or may be subject that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Time of Sale Information and the Prospectus and is not so disclosed or (B) would reasonably be expected to have a Material Adverse Effect.

(r) [Reserved].

(s) No Governmental Prohibitions. (i) To the Company’s knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the sale of the Shares or prevents or suspends the use of the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto, (ii) to the Company’s knowledge, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or prevents or suspends the sale of the Shares in any jurisdiction and (iii) every request of the Company from any securities authority or agency of any jurisdiction for additional information relating to the sale of the Shares has been complied with in all material respects.

(t) No Labor Disputes. There is (i) no material unfair labor practice complaint pending against the Company or any Subsidiary nor, to the Company’s knowledge, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board relating to collective bargaining or collective action by employees, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the Company’s knowledge, threatened against any of them, (ii) no material strike, labor dispute, slowdown, or stoppage pending against the Company or any Subsidiary nor, to the Company’s knowledge, threatened against any of them, (iii) no material labor disturbance by the employees of the Company or any Subsidiary or, to the Company’s knowledge, no such disturbance is imminent and (iv) no material union representation petition has been submitted to the Company or any Subsidiary. To the Company’s knowledge, no material collective bargaining organizing activities are taking place with respect to the Company or any Subsidiary. Neither the Company nor any Subsidiary has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that would not reasonably be expected to have a Material Adverse Effect.

(u) Compliance with ERISA. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), failure to satisfy the minimum funding standards under Section 430 of the Code and in Section 303 of ERISA or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance with its terms and applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; neither the Company nor any Subsidiary has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA), except as would not reasonably be expected to have a Material Adverse Effect; and each plan for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, its related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualified status, except as would not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the sale of the Shares by the Underwriters will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

(v) Environmental Laws. None of the Company or any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety or the Environment (as defined below), including those relating to the generation, storage, treatment, disposal, transport, presence, release or threat of release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Environmental Liabilities. There is no alleged liability, or to the Company’s knowledge, any events, occurrences or conditions which would reasonably be expected to result in liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or any Subsidiary, as the case may be or (ii) any violation or alleged violation of any Environmental Laws, other than in each of (i) and (ii) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environment” means ambient air, indoor air, land surface and subsurface strata, surface water, ground water, drinking water and natural resources such as wetlands, flora and fauna. The term “Hazardous Materials” means any chemicals, materials, substances, wastes, pollutants and contaminants in any form, including petroleum and petroleum products, asbestos and asbestos containing materials, regulated by or which give rise to liability under any Environmental Law.

(x) Title to Real and Personal Property. The Company and the Subsidiaries own or lease all such material properties as are reasonably necessary to the conduct of the businesses of the Company and the Subsidiaries as presently operated as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company and the Subsidiaries have (i) good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries, taken as a whole, and (ii) peaceful and undisturbed possession of any material real property and buildings held under lease or sublease by the Company and the Subsidiaries, taken as a whole, and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder (including, to the Company’s knowledge, defaults by the landlord), with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.

(y) Title to Intellectual Property. The Company and each Subsidiary (i) owns or possesses a right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess the right to use would not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others (except where such conflict with any such right of others would not reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property of the Company or any Subsidiary; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the rights in or to any Intellectual Property of the Company or any Subsidiary; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(z) Taxes. (i) The Company and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision (to the extent required by U.S. GAAP or the applicable requirements of any non-U.S. accounting standards) for the payment of all federal, state, foreign and other tax assessments, governmental or other similar charges, including without limitation, all sales and use taxes and taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency, assessment or other claim with respect to a proposed adjustment of the Company or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened; (iii) the accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate (in accordance with U.S. GAAP or the applicable requirements of any non-U.S. accounting standards) to meet any assessments and related liabilities for any such period and, since December 31, 2012, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except, in each case of clauses (i) through (iv), as would not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

(aa) Accounting Controls. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, are effective and have been designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP (or the applicable requirements of any non-U.S. accounting standards) and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any existing material weaknesses in their internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(bb) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and the Subsidiaries is disclosed to the Company’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2012, such disclosure controls and procedures were effective.

(cc) Property and Casualty Insurance. The Company and the Subsidiaries maintain property and casualty insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably consider adequate for the conduct of the Company and each Subsidiary’s businesses and the value of the Company’s and each Subsidiary’s properties and as is customary for publicly held companies engaged in similar businesses in similar industries, all of which property and casualty insurance is in full force and effect, except where the failure to maintain such property and casualty insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such insurance policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that the Company and each Subsidiary will not be able to renew their respective existing property and casualty insurance as and when such coverage expires or will be able to obtain replacement property and casualty insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such property and casualty insurance.

(dd) No Undisclosed Relationships. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no relationship material to the Company and the Subsidiaries taken as a whole, direct or indirect, exists between or among the Company, any Subsidiary or, to the Company’s knowledge, any affiliate of the Company, on the one hand, and any director, executive officer or, to the Company’s knowledge, security holder (or any immediate family member of such director, executive officer or security holder), of the Company, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(ee) Investment Company Act. Each of the Company and each Subsidiary is not now and, after completion of the sale of the Shares as contemplated hereunder will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(ff) No Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no holder of any Relevant Security of the Company or any Subsidiary has any rights to require registration of any Relevant Security by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Transaction Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(gg) No Stabilization or Manipulation. None of the Company, any Subsidiary, or any controlled affiliate of the Company (within the meaning of Rule 144 under the Securities Act) has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or distribution of the Shares or (ii) since the date of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary.

(hh) Financial Statements. The historical financial statements and the related notes thereto included or incorporated by reference, in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries or MetroPCS Communications, Inc. (“MetroPCS”) and its consolidated subsidiaries, as the case may be, as of the dates indicated and the results of their operations and their cash flows for the periods specified in all material respects; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby in all material respects. The other historical financial, pro forma, as adjusted and statistical information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and that is derived from the historical financial information and statements presents fairly the information included therein in all material respects and has been prepared on a basis consistent with that of the financial statements and historical, pro forma and as adjusted financial information and statements that are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with Article 11 of Regulation S-X (with the exception of any prospective financial information or projections included therein), have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances described therein.

(ii) Independent Accountants. Deloitte & Touche LLP (the “MetroPCS Auditors”), who have certified or will certify the financial statements and supporting schedules and information of MetroPCS and its subsidiaries included or to be included as part of the Registration Statement, the Time of Sale Information and the Prospectus for the fiscal years ended December 31, 2010, 2011 and 2012, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act. PricewaterhouseCoopers LLP (the “T-Mobile Auditors”), who have certified or will certify the financial statements and supporting schedules and information of the Company and the Subsidiaries included or to be included as part of the Registration Statement, the Time of Sale Information and the Prospectus for the fiscal years ended December 31, 2010, 2011 and 2012, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(jj) Statistical and Market Data. The statistical, industry-related and market-related data that is included in the Registration Statement, the Time of Sale Information and the Prospectus are based on, or derived from, sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree with the sources from which they are derived in all material respects.

(kk) [Reserved].

(ll) [Reserved].

(mm) No Broker’s Fees. Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and the Subsidiaries, and any other person that would give rise to a valid claim against the Company or any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering of the Shares.

(nn) Default Under Transaction Documents. None of the Company or any of the Subsidiaries is in default under any of the contracts described in the Registration Statement, the Time of Sale Information and the Prospectus, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) Selling Restrictions. Neither the Company nor any Subsidiary has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will distribute any material in connection with the offering of the Shares other than the Registration Statement, the Time of Sale Information and the Prospectus or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Securities Act or the FSMA) and approved by the Representative, such approval not to be unreasonably withheld, conditioned or delayed.

(pp) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the Offering.

(qq) [Reserved].

(rr) Sarbanes-Oxley Act. The Company is in compliance in all material respects with, and there is and has been no failure on the part of the Company’s directors or officers, in the capacities as such, to comply in all material respects with, all applicable provisions of the Sarbanes-Oxley Act.

(ss) Compliance with Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(tt) No Conflicts with Sanctions Laws. None of the Company or any of the Subsidiaries, or, to the Company’s knowledge, any director, officer, agent, employee, or controlled affiliate of the Company or any Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing or facilitating the activities of any person subject to any Sanctions. For the past 5 years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that is the subject of any Sanctions or with any Sanctioned Country.

(uu) No Unlawful Payments. Neither the Company, any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(vv) Reliance. Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby and not a personal representation or warranty by the person executing such certificate. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

4. [Reserved].

(a)

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will cause the Company to file within the time periods required by the Exchange Act (including all extensions permitted by Rule 12b-25 thereunder) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this Offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, upon request, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and, except as required by applicable law, will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has become effective; (ii) when any supplement to the

Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the receipt by the Company of any order of the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will, with cooperation from the Representative and the counsel for the Underwriters, qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and sale of the Shares but in no event longer than 180 days from the Closing Date; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) execute or file any general consent to service of process in any such jurisdiction or take any other action that would subject itself to general service of process in such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Shares to be sold hereunder and any shares of Stock of the Company issued upon the exercise of options, or the issuance or vesting of other stock awards granted under Company Stock Plans.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of any security of the Company.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Exchange Listing. The Company will use its best efforts to list for quotation the Shares on NYSE.

(n) Stockholder’s Agreement. For a period of 90 days after the date of the Prospectus, without the prior written consent of the Representative, the Company or its board of directors will not approve any request from Deutsche Telekom AG for any consent or waiver with respect to any Transfer (as such term is defined in the Stockholder’s Agreement by and between Deutsche Telekom AG and the Company, as successor to MetroPCS, dated as of April 30, 2013 (the “Stockholder’s Agreement”)) that would be prohibited by Section 4.2(a)(i) of the Stockholder’s Agreement in the absence of such consent or waiver.

6. Certain Representations and Warranties and Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 5A(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, each Underwriter may use a term sheet in the form of Annex C hereto or a different term sheet that contains no information other than the information set forth on Annex C without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5A(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers, in each case made in any certificates delivered pursuant to this Agreement, shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock of or guaranteed by the Company or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate from the chief financial officer of the Company (in his capacity as such) and that is in form and substance reasonably satisfactory to the Representative (i) confirming that, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (d) above.

(f) Comfort Letters. On the date hereof and on the Closing Date or the Additional Closing Date, as the case may be, (i) the MetroPCS Auditors shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance previously agreed, with such changes as are reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the MetroPCS financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) the T-Mobile Auditors shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Perkins Coie LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) Opinion of Federal Communications Regulatory Counsel. Wiley Rein LLP, federal communications regulatory counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and Cahill Gordon & Reindel LLP, counsel for the Underwriters.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 Statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) [Reserved].

(k) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares.

(l) Good Standing. The Representative shall have received on and as of, or as near as practicably possible to, the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on NYSE, subject to official notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Deutsche Telekom Letter Agreement. The Representative shall have received from Deutsche Telekom AG prior to the Closing Date a letter agreement whereby Deutsche Telekom AG shall agree that for a period of 90 days after the date of the Prospectus, without the consent of the Representative, it will not request any consent or waiver from the Company or its board of directors with respect to any Transfer (as such term is defined in the Stockholder’s Agreement) that would be prohibited by Section 4.2(a)(i) of the Stockholder’s Agreement in the absence of such consent or waiver.

(p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and actual out-of-pocket legal fees and other reasonable and actual out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to an Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) [Reserved].

(c) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each of its directors and officers who signed the Registration Statement and (iii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fourth and eleventh paragraphs in the section entitled “Underwriting” in the Prospectus.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in which case in this clause (iv), the Indemnifying Person’s obligations shall be for reasonable and actual outside counsel fees and expenses. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Morgan Stanley & Co. LLC and any such separate firm for the Company, each of its respective directors, each of its respective officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering and also to reflect the relative fault of the Company on the one hand and the Underwriters on the other, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligation hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, or in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Nasdaq Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any Subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering of the Shares; or (v) other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the occurrence of any change in the financial condition, business, properties, assets, prospects or results of operations of the Company and its subsidiaries, taken as a whole, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Date or the Additional Closing Date, as the case may be, to purchase the Shares that it has agreed to purchase under this Agreement (the “Defaulted Shares”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of such Defaulted Shares, in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the purchase obligations of all non-defaulting Underwriters of such Defaulted Shares; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(b) No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, any of the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangement.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the fees and expenses of any transfer agent and any registrar (including related fees and expenses of any outside counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the Offering by, FINRA, (ix) all expenses and application fees related to the listing of shares on NYSE and (x) one half of any expenses incurred in connection with any “road show” presentation to potential investors, including the cost of any chartered airplane or other transportation. Except as provided in this Section 12(a) and 12(b), the Company shall not be obligated in any manner to pay or reimburse any expenses or other costs of any of the Underwriters, including, but not limited to, the costs and expenses of the Underwriter’s legal counsel or any costs incurred by the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 10 (other than clauses (i), (iii) and (iv) of Section 10), (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and actual out-of-pocket costs and expenses (including the fees and expenses of its outside counsel) reasonably incurred by the Underwriters in connection with this Agreement and the Offering.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of any Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from an Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriters. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 8 and 12 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

16. Miscellaneous.

(a) [Reserved].

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Douglas Horowitz, Esq. If sent to the Company, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, Washington 98006, Attention: General Counsel, and with a copy to Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101, Attention: Eric DeJong, Esq.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

(h) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

[signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and Chief Financial Officer

S-1

Accepted: November 14, 2013

Morgan Stanley & Co. LLC

By:	/s/ John Tyree
Title:	Managing Director in Equity Capital Markets Authorized Signatory

S-2

Schedule 1

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	19,845,000
Goldman, Sachs & Co.	14,553,000
J.P. Morgan Securities LLC	14,553,000
Credit Suisse Securities (USA) LLC	7,607,250
Deutsche Bank Securities Inc.	7,607,250
Mitsubishi UFJ Securities (USA), Inc.	1,984,500
Total	66,150,000

Schedule 1-1

Schedule 2

SUBSIDIARIES

Entity	Jurisdiction of Organization
GSV LLC	Delaware
MetroPCS AWS, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS 700 MHZ, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Networks, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Central LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
T-Mobile USA, Inc.	Delaware

Schedule 2-1

Entity	Jurisdiction of Organization
T-Mobile USA Tower LLC	Delaware
T-Mobile USA Foundation	Washington
TMUS Assurance Corporation	Hawaii
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

Schedule 2-2

Annex A

Time of Sale Information

a.	List each Issuer Free Writing Prospectus to be included in the Time of Sale Information.

None.

b.	Set out any information included in script that will be used by Underwriters to confirm sales.

T-Mobile US, Inc. priced 66,150,000 shares of common stock at $25.00 per share plus an option to purchase 6,615,000 additional shares.

Annex A-1

Annex B

Pricing Term Sheet

None.

Annex B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

            , 2013

Morgan Stanley & Co. LLC

As Representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:    T-Mobile US, Inc. – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with T-Mobile US, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock, par value $0.00001 per share, of the Company (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.00001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible

Exhibit A-1

into or exercisable or exchangeable for Common Stock, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock to members or stockholders of the undersigned and (D) sales of shares of Common Stock pursuant to any written plan existing on the date hereof and meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect on the date hereof (a “Rule 10b5-1 Plan”); provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above) and provided, further, that in the case of any transfer or distribution pursuant to clause (D), any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall state that such transfer is pursuant to an existing Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit A-2